                                                                    EXHIBIT 24.1

                              POWER OF ATTORNEY FOR
                            OFFICERS AND DIRECTORS OF
                             ABERCROMBIE & FITCH CO.
                             -----------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the undersigned officers and/or directors of Abercrombie & Fitch Co., a Delaware corporation (the "Company"), hereby appoints Seth R. Johnson and Wesley
S. McDonald, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign for the undersigned and in the name of the undersigned, in any and all capacities, the Registration Statement on Form S-8 for the registration of 5,000,000 shares of the Company's Class A Common Stock, $.01 par value, and related Series A Participating Cumulative Preferred Stock Purchase Rights for offering under the Abercrombie & Fitch Co. 2002 Stock Option Plan for Associates (the "Registration Statement") and any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, and hereby grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, the full power and authority to do and perform each and every act and thing required to be done, as fully to all intents and purposes as the undersigned could do if personally present. Each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         SIGNATURE                                     TITLE                            DATE
         ---------                                     -----                            ----

/s/ Michael S. Jeffries                       Chairman of the Board of Directors
----------------------------------            and Chief Executive Officer                August 1, 2002
Michael S. Jeffries                           (Principal Executive Officer)


/s/ Russell M. Gertmenian                     Director
----------------------------------
Russell M. Gertmenian                                                                    August 1, 2002


/s/ John A. Golden                            Director
----------------------------------
John A. Golden                                                                           August 1, 2002


/s/ Archie M. Griffin                         Director
----------------------------------
Archie M. Griffin                                                                        August 1, 2002


/s/ John W. Kessler                           Director
----------------------------------
John W. Kessler                                                                          August 1, 2002


/s/ Sam N. Shahid, Jr.                        Director
----------------------------------
Sam N. Shahid, Jr.                                                                       August 1, 2002


/s/ Kathryn D. Sullivan, Ph.D.                Director
----------------------------------
Kathryn D. Sullivan, Ph.D.                                                               August 1, 2002
